Exhibit 24.1

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

The undersigned constitutes and appoints Steven Scrogham and Valery Treida, and each of them individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to prepare and sign any and all Securities and Exchange Commission ("SEC") Notices of Proposed Sales of Securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), on Form 144, any and all SEC statements on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all other forms and reports required or permitted to be filed or signed by the undersigned under the Securities Act or the Exchange Act, to the extent permitted by law, as well as a Form ID and any other documents necessary to obtain codes and passwords necessary to make electronic filings, and any amendments or successors to such forms or reports, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite, necessary or desirable to be done under said Rule 144 and Section 16(a), as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, or 5 or if earlier, until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of April, 2024.

/s/ Lance Turner
Signature

Lance Turner
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